Exhibit 21.1

Subsidiaries of Marathon Oil Corporation

	Company Name	Country	Region
	Alaska Transportation Service Company	United States	Delaware
*	Alba Associates LLC	Cayman Islands
	Alba Equatorial Guinea Partnership, L.P.	United States	Delaware
*	Alba Plant LLC	Cayman Islands
*	Albian Sands Energy Inc.	Canada
*	Alvheim AS	Norway
	Amethyst Calypso Pipeline LLC	United States	Delaware
*	AMPCO Marketing, L.L.C.	United States	Michigan
*	AMPCO Services, L.L.C.	United States	Michigan
	Arctic Sun Shipping Company, Ltd.	United States	Delaware
*	Atlantic Methanol Associates LLC	Cayman Islands
*	Atlantic Methanol Production Company LLC	Cayman Islands
	Beluga Pipe Line Company	United States	Delaware
	CIGGS LLC	United States	Delaware
	E.G. Global LNG Services, Ltd.	United States	Delaware
	Eagle Sun Company Limited	Liberia
*	Equatorial Guinea LNG Company, S.A.	Equatorial Guinea
*	Equatorial Guinea LNG Holdings Limited	Bahamas
*	Equatorial Guinea LNG Operations, S.A.	Equatorial Guinea
*	Equatorial Guinea LNG Train 1, S.A.	Equatorial Guinea
	FWA Equipment & Mud Company, Inc.	United States	Delaware
	Glacier Drilling Company	United States	Delaware
	Globex Energy, Inc.	United States	Delaware
*	GRT, Inc.	United States
	GTLI LLC	United States	Delaware
*	In-Depth Systems, Inc.	United States	Texas
	Indonesia Kumawa Energy Limited	Cayman Islands
*	Kenai Kachemak Pipeline, LLC	United States	Alaska
	Kenai Nikiski Pipeline LLC	United States	Delaware
	Marathon Alaska Holding LLC	United States	Delaware
	Marathon Alaska Natural Gas Company	United States	Delaware
	Marathon Alaska Production LLC	United States	Delaware
	Marathon Alpha Holdings LLC	United States	Delaware
	Marathon Baja Limited	Cayman Islands
	Marathon Canada Holdings Limited	Canada	Nova Scotia
	Marathon Canada Petroleum ULC	Canada	Nova Scotia
	Marathon Canadian Oil Sands Holding Limited	Canada	Alberta
	Marathon Delta Holdings Limited	Cayman Islands
	Marathon Delta Investment Limited	Cayman Islands
	Marathon Dutch Investment B.V.	Netherlands
	Marathon Dutch Investment Coöperatief U.A.	Netherlands
	Marathon Dutch Investment LLC	United States	Delaware

	Company Name	Country	Region
	Marathon E.G. Alba Limited	Cayman Islands
	Marathon E.G. Holding Limited	Cayman Islands
	Marathon E.G. International Limited	Cayman Islands
	Marathon E.G. LNG Holding Limited	Cayman Islands
	Marathon E.G. LPG Limited	Cayman Islands
	Marathon E.G. Methanol Limited	Cayman Islands
	Marathon E.G. Offshore Limited	Cayman Islands
	Marathon E.G. Oil Operations Limited	Cayman Islands
	Marathon E.G. Production Limited	Cayman Islands
	Marathon Eagle Ford Midstream LLC	United States	Delaware
	Marathon East Texas Holdings LLC	United States	Delaware
	Marathon Exploration Tunisia, Ltd.	United States	Delaware
*	Marathon Financing Trust I	United States	Delaware
*	Marathon Financing Trust II	United States	Delaware
	Marathon Global Services, Ltd.	United States	Delaware
	Marathon Green B.V.	Netherlands
	Marathon GTF Technology, Ltd.	United States	Delaware
	Marathon Guaranty Corporation	United States	Delaware
	Marathon Indonesia (Bone Bay) Limited	Cayman Islands
	Marathon Indonesia (Kumawa) Limited	Cayman Islands
	Marathon Indonesia Exploration Limited	Cayman Islands
	Marathon Indonesia Holding Limited	Cayman Islands
	Marathon Indonesia New Ventures Limited	Cayman Islands
	Marathon International Oil (G.B.) Limited	United Kingdom	England and Wales
	Marathon International Oil Angola Block 31 Limited	Cayman Islands
	Marathon International Oil Angola Block 32 Limited	Cayman Islands
	Marathon International Oil Blanco Limited	Cayman Islands
	Marathon International Oil Canada, Ltd.	United States	Delaware
	Marathon International Oil Company	United States	Delaware
	Marathon International Oil Holdings LLC	United States	Delaware
	Marathon International Oil Libya Limited	Cayman Islands
	Marathon International Oil Morado Limited	Cayman Islands
	Marathon International Oil Portfolio Coöperatief U.A.	Netherlands
	Marathon International Oil Supply Company (G.B.) Limited	United Kingdom	England and Wales
	Marathon International Oil Turquesa Limited	Cayman Islands
	Marathon International Oil Ukraine Holding Limited	Cayman Islands
	Marathon International Oil Ventures Limited	Cayman Islands
	Marathon International Petroleum Asia Pacific Limited	Cayman Islands
	Marathon International Petroleum Indonesia Limited	Cayman Islands
	Marathon International Services Limited	Cayman Islands
	Marathon International Upstream, Ltd.	United States	Delaware
	Marathon LNG Marketing LLC	United States	Delaware
	Marathon Methanol Holding LLC	United States	Delaware

Company Name	Country	Region
Marathon Nigerian Ventures LLC	United States	Delaware
Marathon Norway Investment Coöperatief U.A.	Netherlands
Marathon Norway Investment LLC	United States	Delaware
Marathon Offshore Alpha Limited	Cayman Islands
Marathon Offshore Beta Limited	Cayman Islands
Marathon Offshore Delta Limited	Cayman Islands
Marathon Offshore Epsilon Limited	Cayman Islands
Marathon Offshore Gamma Limited	Cayman Islands
Marathon Offshore Investment Limited	Cayman Islands
Marathon Offshore Libya Service Company, Ltd.	United States	Delaware
Marathon Oil (East Texas) L.P.	United States	Texas
Marathon Oil (West Texas) L.P.	United States	Texas
Marathon Oil Canada Corporation	Canada	Alberta
Marathon Oil Cap Bon, Ltd.	United States	Delaware
Marathon Oil Company	United States	Ohio
Marathon Oil Corporation	United States	Delaware
Marathon Oil Decommissioning Services LLC	United States	Delaware
Marathon Oil Dutch Holdings B.V.	Netherlands
Marathon Oil Dutch Holdings Coöperatief U.A.	Netherlands
Marathon Oil Dutch Investment C.V.	Netherlands
Marathon Oil Eastern, Ltd.	United States	Delaware
Marathon Oil EF LLC	United States	Delaware
Marathon Oil Exploration (U.K.) Limited	United Kingdom	England and Wales
Marathon Oil Gabon LDC	Cayman Islands
Marathon Oil Garnet Limited	Cayman Islands
Marathon Oil Holdings (Barbados) Inc.	Barbados
Marathon Oil Holdings U.K. Limited	United Kingdom	England and Wales
Marathon Oil Investment LLC	United States	Delaware
Marathon Oil Jenein Limited	Cayman Islands
Marathon Oil Jupiter Limited	Cayman Islands
Marathon Oil KDV B.V.	Netherlands
Marathon Oil Lapis Limited	Cayman Islands
Marathon Oil Libya Limited	Cayman Islands
Marathon Oil Norge AS	Norway
Marathon Oil North Sea (G.B.) Limited	United Kingdom	England and Wales
Marathon Oil Norway Holdings C.V.	Netherlands
Marathon Oil Norway Investment LLC	United States	Delaware
Marathon Oil Poland - Area A Sp. z o.o.	Poland
Marathon Oil Poland - Area B Sp. z o.o.	Poland
Marathon Oil Poland - Area C Sp. z o.o.	Poland
Marathon Oil Poland - Area D Sp. z o.o.	Poland
Marathon Oil Poland - Area E Sp. z o.o.	Poland

	Company Name	Country	Region
	Marathon Oil Poland - Area F Sp. z o.o.	Poland
	Marathon Oil Poland - Area G Sp. z o.o.	Poland
	Marathon Oil Poland - Area H Sp. z o.o.	Poland
	Marathon Oil Poland - Area I Sp. z o.o.	Poland
	Marathon Oil Poland – Area J Sp. z o.o.	Poland
	Marathon Oil Polska Sp. z o.o.	Poland
	Marathon Oil Preferred Funding, Ltd.	United States	Delaware
	Marathon Oil Salmagundi, Ltd.	United States	Delaware
	Marathon Oil Sands (U.S.A.) Inc.	United States	Delaware
	Marathon Oil Supply Company (U.S.) Limited	United Kingdom	England and Wales
	Marathon Oil Timor Gap East, Ltd.	United States	Delaware
	Marathon Oil Timor Gap West, Ltd.	United States	Delaware
	Marathon Oil U.K. LLC	United States	Delaware
	Marathon Oil Venus Limited	Cayman Islands
	Marathon Oil West of Shetlands Limited	United Kingdom	England and Wales
*	Marathon Petroleum (Syria) Ltd	Switzerland
	Marathon Petroleum Company (Norway) LLC	United States	Delaware
	Marathon Petroleum Hibernia, Ltd.	United States	Delaware
	Marathon Petroleum Ireland, Ltd.	United States	Delaware
	Marathon Petroleum Nigeria Limited	Nigeria
	Marathon Petroleum Swiss Holdings LLC	Switzerland
	Marathon Petroleum Switzerland B.V.	Netherlands
	Marathon Portfolio International Limited	Cayman Islands
	Marathon Service (G.B.) Limited	United Kingdom	England and Wales
	Marathon Service Company	United States	Delaware
	Marathon Upstream Gabon, Ltd.	United States	Delaware
	Marathon Upstream North Sea (G.B.) Limited	United Kingdom	England and Wales
	Marathon Upstream U.K. LLC	United States	Delaware
	Marathon US Holdings Inc.	United States	Delaware
	Marathon West Texas Holdings LLC	United States	Delaware
	Marathon Western Saudi Arabia Limited	Cayman Islands
	Miltiades Limited	United Kingdom	England and Wales
	MOC Portfolio Delaware, Inc.	United States	Delaware
	MP Ukraine Holding Limited	Cyprus
	MWV Gas Gathering, Inc.	United States	Delaware
	Navatex Gathering LLC	United States	Delaware
	Old Main Assurance Ltd.	Bermuda
*	Palmyra Petroleum Company	Syrian Arab Republic
	Pan Ocean Energy Company	United States	Delaware
	Pennaco Energy, Inc.	United States	Delaware
	Pheidippides Finance B.V.	Netherlands

Company Name	Country	Region
Polar Eagle Shipping Company, Ltd.	United States	Delaware
Red Butte Pipe Line Company	United States	Delaware
Seaborn Properties LLC	United States	Delaware
Tarragon Resources (U.S.A.) Inc.	United States	Delaware
Texas Oil & Gas Corp.	United States	Delaware
Western Bluewater Resources (Trinidad) Limited	Trinidad and Tobago
Yorktown Assurance Corporation	United States	Vermont

*	Indicates a company that is not wholly owned directly or indirectly by Marathon Oil Corporation